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                                                                   Exhibit 99.4


                        LORAL SPACE & COMMUNICATIONS INC.

                          NOMINATING COMMITTEE CHARTER

         The Charter of the Nominating Committee is established as follows:

1.       PURPOSE

         The purpose of the Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Loral Space & Communications Inc. (the "Company") is to assist the Board in (i) identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board) and (ii) selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders.

2.       MEMBERSHIP

         The Committee shall be appointed by the Board and shall consist of three (3) or more directors, as determined by the Board from time to time, each of whom shall be an independent director of the Company, meet the applicable independence requirements of NASDAQ and be selected and retained in compliance with all applicable rules, regulations and statutes. Each Committee member shall serve until a successor to such member is duly elected and qualified or until such member's resignation or removal from the Board or the Committee. The Chairman of the Committee shall be designated by the Board.

3.       MEETINGS

         The Committee shall hold such regular meetings as may be necessary or advisable to carry out its responsibilities, but no less frequently than annually, and shall hold such special meetings as may be called by the Committee's Chairman or by the Committee's Chairman upon the request of the full Board. The Chairman of the Committee, in consultation with the other Committee members, will determine the frequency and length of the meetings. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

         The Chairman of the Committee should consult with Company management in the process of establishing agendas for Committee meetings.

         The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee at such meeting of the Committee. A copy of the minutes of each meeting shall be placed in the Company's minute book. The Committee will report its actions and recommendations to the Board after each Committee meeting.



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4.       DUTIES AND RESPONSIBILITIES

         In furtherance of the Committee's purpose and to fulfill its responsibilities and duties, and in addition to any other responsibilities which may be properly assigned by the Board, the Committee shall:


         (a) With respect to the selection of directors, establish criteria and procedures for identifying candidates for the Board; periodically review potential candidates, including those submitted in accordance with the Bylaws or proxy materials of the Company, and recommend to the Board nominees for election as directors of the Company; and have the sole authority to hire and terminate the services of any search firm used in the identification of director candidates and approve such search firm's fees and other terms and conditions of such engagement. The Committee will identify and recommend to the Board director nominees with the highest degree of personal and professional integrity. Director nominees will have demonstrated exceptional ability and judgment, and will be chosen with the primary goal of ensuring that the entire Board collectively serves the interests of the stockholders. Due consideration will be given to assessing the qualifications of potential nominees and any potential conflicts with the Company's interests. The Committee will also assess the contributions of the Company's incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members may take into account such factors as they determine appropriate, including any recommendations made by the Chief Executive Officer and stockholders of the Company.

         (b) Perform any other activities consistent with this Charter, the Company's Bylaws, governing law and the rules and regulations of NASDAQ and the Securities and Exchange Commission (the "SEC") as the Committee, the Board, the Chairman of the Board and/or the Chief Executive Officer of the Company deems necessary or appropriate.

5.       CHARTER AMENDMENT

         Any member of the Committee may submit to the Board proposed amendments to this Charter. The Board shall circulate any proposed Charter amendment(s) to members of the Committee promptly upon receipt. By a majority vote, the Board may approve the amendments to this Charter.

6.       LIMITATIONS OF AUTHORITY

         If the Company is legally required by contract or otherwise to provide any third party with the ability to nominate a director to the Board (e.g., preferred stock rights to elect directors upon a dividend default, stockholder agreements and management agreements), the selection and nomination of such director shall not be subject to the requirements set forth herein.


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